Exhibit 99.1

LRR Energy, L.P. December 2014 Wells Fargo Energy Symposium

Forward Looking Statements LRR Energy, L.P. 1

 Equity Market Capitalization $246 MM Net Debt $271 MM Enterprise Value $517 MM Current Yield 22.5% Proved Reserves 32.6 MMBoe % Proved Developed 89% LRR Energy Overview LRR Energy, L.P. Market Valuation1 Key Statistics2 2 Q3 2014 Production 6,574 Boe/d Total Proved Reserve Life (R/P) 13.6 Permian Basin Mid-Continent Gulf Coast

LRR Energy, L.P. Recent Acquisition – Stroud Prue Sand Unit 3

Strategy: Stable Cash Flows with Exposure to Growth LRR Energy, L.P. 4

Quality Assets LRR Energy, L.P. 5

 Q3 2014 Production (Boe/d) 6,574 Proved Reserves (MMBoe) (1) 32.6 % Proved Developed 89% % Liquids 52% Total Proved Reserve Life (R/P) 13.6 Producing Wells (gross) 1,303 Total Development Opportunities (gross) 548 % Operated By Total Proved Reserves 85% Property Summary (Includes Stroud Acquisition) LRR Energy, L.P. LRE Total Permian Basin Mid-Continent Coast Stroud Prue Sand Unit Acquisition 6 . BY PRODUCT 2013 Proved Reserve Characteristics BY CATEGORY BY AREA Gulf 72% 17% 11% PDP PDNP PUD

 Production Summary LRR Energy, L.P. 29% 58% 13% Oil Gas NGL AT IPO BY PRODUCT Q3 2014 BY PRODUCT 7 Q3 2014 BY AREA LRE has become more liquids weighted as a result of drilling at Red Lake and acquisitions Q3 2014 OP VS. NON-OP

Permian Basin Region LRR Energy, L.P. Chaves Eddy Lea Reagan 8 62% 21% 17% PDP PDNP PUD 51% 32% 17% Oil Gas NGL Proved Reserves1 Martin Ward

Red Lake Field LRR Energy, L.P. Chaves Eddy Lea 9 59% 17% 24% Oil Gas NGL Proved Reserves1

LRR Energy, L.P.

Red Lake Field – Significant Inventory of Drilling Opportunities


System
Epoch/Series/ Stage
Time (M.Y.)
NW Shelf New Mexico
Ochoan
251
Dewey Lake
Rustler
Salado
Castile
Artesia Group
Tansill
Yates
Seven Rivers
Queen
Grayburg
Guadalupian
Upper San Andres
Lower San Andres
Permian
Glorieta
Paddock
Blinebry
Tubb
Drinkard
Yeso
Leonardian
Abo
Wolfcampian
Wolfcamp
Pennsylvanian
Virgilian
Missourian
Desmoinesian
Atokan
Morrowan
302
Cisco
Canyon
Strawn
Atoka
Morrow

2014 Red Lake Capital Plan

	New Wells	Recompletes
Projects:	23	34
Average Gross EUR (MBoe):	56.3	33.4
Average Gross Cost ($MM):	$1.3	$0.2
F&D ($/Boe):	$18.50	$10.19
Average 30 Day IP (Boe/d):	65	25
Average Rate of Return[1]:	~30%	~50%

Total Proved Inventory

	New Wells	Recompletes
Projects:	95	114

Note: Total proved inventory is as of 1/1/14

1 Assumes flat pricing of $75.00/Bbl for oil and $4.00/Mcf for gas

10

Recompletions Appendix 70 80 90 100 Williams A #5 Recomplete of San Andres Approximately $450,000 for 5- stage gel frac 11 0 10 20 30 40 50 60 3-Dec 3-Jan 3-Feb 3-Mar 3-Apr 3-May 3-Jun 3-Jul 3-Aug 3-Sep 3-Oct 3-Nov 3-Dec 3-Jan 3-Feb 3-Mar 3-Apr 3-May 3-Jun 3-Jul 3-Aug 3-Sep 3-Oct 3-Nov 3-Dec 3-Jan 3-Feb 3-Mar 3-Apr 3-May 3-Jun 3-Jul 3-Aug 3-Sep 3-Oct 3-Nov Boe/d Gross Gas Gross Oil Estimated Project Economics(1): IRR: ~80% ROI: ~2.9X Payout Period: ~1.3 years

Mid-Continent and Gulf Coast Regions LRR Energy, L.P. Mid-Continent Overview1 Gulf Coast Overview 12 8% 67% 25% Oil Gas NGL PROVED RESERVES2 (by Commodity) PROVED RESERVES2 (by Commodity) .

2014 Capital Budget LRR Energy, L.P. 13 Area Project 73% 27% 1% Permian Mid-Continent Gulf Coast 76% 3% 21% Drilling Non-Production Recompletes & Other

LRR Energy, L.P. Significant Growth Potential – Multiple Acquisition Sources 14

 Illustrative Acquisition Analysis LRR Energy, L.P. 15 2015 Distributable Cash Flow Per Unit Accretion $125.0 $150.0 $175.0 5.0x 6.0x 7.0x $9.00 7% 3% (2%) $12.00 14% 10% 5% $15.00 18% 14% 10% Unit Price ($/Unit) Purchase Price ($MM) Acquisition EBITDA Multiple (x)

LRR Energy, L.P. Lime Rock Resources — Strong Committed Sponsor LRE / LRR Revenue4 16 LRE Lime Rock Resources

 As of October 30, 2014 ($ in thousands) Cash & Equivalents $12,000 Senior Credit Facility $233,000 2nd Lien Term Loan $50,000 Total Debt $283,000 Equity Market Capitalization (1) $245,907 l (2) $ Conservative Financial Strategy LRR Energy, L.P. 17 Enterprise Value 516,907 Senior Credit Facility Borrowing Base $260,000 Senior Credit Facility Availability $27,000 Liquidity $39,000 Pro Forma LTM Adjusted EBITDA $87,120 Total Debt / LTM Adjusted EBITDA 3.2x Total Debt / Enterprise Value 55%

Stable and Consistent Source of Distributions LRR Energy, L.P. 18

 87% 81% 65% 60% 92% 87% 86% 80% 75% 67% 87% 81% 64% 56% 41% 60% 80% 100% Oil Gas NGLs Robust Hedge Portfolio at Attractive Prices LRR Energy, L.P. Hedge Summary 19 50% 38% 0% 20% 40% Q4 2014 2015 2016 2017 2018 Weighted Average Price Oil Gas NGLs $96.14 $5.61 $34.71 Oil Gas NGLs $93.16 $5.72 $34.46 Oil Gas NGLs $87.27 $4.29 NA Oil Gas NGLs $84.34 $4.61 NA Oil Gas NGLs $82.26 $4.28 NA

 Protected from Commodity Price Volatility LRR Energy, L.P. 2015 Estimated EBITDA % Change $55.00 $65.00 $75.00 $85.00 Oil Price ($/Bbl) 20 $2.50 (4.9%) (3.7%) (2.5%) (1.2%) $3.00 (4.5%) (3.3%) (2.1%) (0.8%) $3.50 (4.1%) (2.9%) (1.6%) (0.4%) $4.00 (3.7%) (2.5%) (1.2%) 0.0% Gas Price ($/Mcf)

 Significant Total Return Potential LRR Energy, L.P. 21 22.5% 18.3% 5.7% 3.6% 2.3% 1.9% 0% 5% 10% 15% 20% 25% LRE E&P MLPs Alerian Index REIT Index 10-yr Treasury S&P 500 Annual Yield Current Yield Comparison1

Investment Highlights LRR Energy, L.P. Quality Assets Consistent Source of Distributions Significant Growth 22 Potential Comprehensive Hedging Program Compelling Valuation Committed Sponsor

Appendix 23 pp

Lime Rock Overview Appendix 24 .

Organization and Ownership Summary Appendix 25

Management Team and Board of Directors Executive Leadership Appendix 26 Non-Management Directors

 Commodity Hedges Appendix Current Hedge Position Q4 2014 2015 2016 2017 2018 NYMEX HH GAS SWAPS Gas (MMBtu) 1,462,599 5,500,236 5,433,888 5,045,760 2,374,800 Wt Avg Price $5.61 $5.72 $4.29 $4.61 $4.28 NYMEX WTI OIL SWAPS Oil (Bbl) 204,595 757,321 610,131 473,698 562,522 Wt Avg Price $96.14 $93.16 $87.27 $84.34 $82.26 27 g NGL SWAPS NGLs (Bbl) 66,569 236,149 Wt Avg Price $34.71 $34.46